Exhibit 99.3

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCES

DENVER, CO August 1, 2011 – SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor events:

•	August 17, 2011 – Enercom Incorporated’s 2011 Oil and Gas Conference. Tony Best, President and CEO, will present at 11:20 AM Mountain Time.

•	September 8, 2011 – Barclays CEO Energy-Power Conference. Tony Best, President and CEO, will present at 12:25 PM Eastern Time.

SM Energy’s presentation materials for these respective events will be available the day of the event at the at the Company’s website at www.sm-energy.com.  Links to webcasts of the Company’s presentations will also be available on the Company’s website.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas, natural gas liquids, and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.